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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                October 12, 2004
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)



         Delaware                   1 7023                    04-1933106
(State of incorporation)   (Commission File Number)        (I.R.S. Employer
                                                          Identification No.)

941 Grinnell Street, Fall River, Massachusetts                   02721
   (Address of principal executive offices)                   (Zip Code)


    Registrant's telephone number, including area code     (508) 678-1951



         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2004, Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), and the Company, as guarantor, entered into amendments effective as of October 1, 2004 to their Note Agreement, dated as of October 10, 1997, and their Note Purchase and Private Shelf Agreement, dated as of February 14, 2002 (together, the "Note Agreements"), each with Pruco Life Insurance Company and The Prudential Insurance Company of America (together, the "Prudential Lenders"). The amendments provide for a reduction in the Fixed Charge Coverage Ratio (as defined in the Note Agreements) required to be maintained by Quaker from 1.75 to 1.00, to 1.50 to 1.00 for the twelve (12) month period ended on October 2, 2004 (the last day of the third fiscal quarter of 2004). In August 2004, the Company entered into a similar amendment to the Bank Facility (as hereinafter defined) agreement. The amendments to the Note Agreements also provide that i.) neither Quaker nor any of its subsidiaries will create or permit to exist any Lien (as defined in the Note Agreements) securing Quaker's revolving credit facility (the "Bank Facility") with Bank of America (the "Bank") and ii.) prior to January 1, 2005, the Company will not declare or pay any dividends on or make any distributions with respect, or purchase, redeem or retire, any of its capital stock. Quaker and the Company are in discussions with the Prudential Lenders and the Bank regarding proposed amendments to the Note Agreements and the Bank Facility agreement seeking to reduce the financial covenant maintenance requirements under those agreements going forward to levels that Quaker and the Company believe will be achievable under anticipated conditions in the industry. Any such further amendments to the Note Agreements or the Bank Facility agreement may also include other changes to the terms of those agreements.

The amendments to the Note Agreements and the Bank Facility, annexed hereto as Exhibits 10.10, 10.11 and 10.12, are hereby incorporated by reference.

Item 8.01 Other Events

On July 2, 2004, the Company issued a press release in which it announced that Quaker had entered into a purchase and sale agreement by and among Charles McAnsin Associates, A Limited Partnership (the "Seller"), Joan Fabrics Corporation and Main Street Textiles, L.P. (the "Agreement") to acquire for $21.0 million or to lease a 600,000 square foot, single story industrial building located on 33.6 acres of land in Fall River, Massachusetts (the "Building"). On September 30, 2004, Quaker provided the Seller with a notice of termination of the Agreement pursuant to Section 3.2 thereof, and the Deposit made by Quaker under the Agreement was returned to the Company on the same day. A press release issued by the Company on October 1, 2004 to report the termination of the Agreement indicated that the Company was currently engaged in active negotiations with the Seller to lease the Building "in stages." The Company is now engaged in active negotiations with the Seller to lease the entire Building, with the exception of approximately 60,000 square feet of office space in the Building.




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Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

10.10 Amendment effective as of October 1, 2004 to the Note Agreement dated as of October 10, 1997 between Quaker Fabric Corporation of Fall River, Pruco Life Insurance Company and The Prudential Insurance Company of America.

10.11 Amendment effective as of October 1, 2004 to the Note Purchase and Private Shelf Agreement dated as of February 14, 2002 between Quaker Fabric Corporation of Fall River, Pruco Life Insurance Company and The Prudential Insurance Company of America.

10.12 Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 16, 2004 by and among Quaker Fabric Corporation of Fall River, Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Borrowers, Quaker Fabric Corporation, as Parent, and Fleet National Bank, as the Lender.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          QUAKER FABRIC CORPORATION
                                                 (Registrant)



Date:  October 13, 2004                    /s/   Paul J. Kelly
                                          --------------------------------------
                                          Paul J. Kelly
                                          Vice President - Finance and Treasurer




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                                                                  EXHIBIT INDEX

10.10 Amendment effective as of October 1, 2004 to the Note Agreement dated as of October 10, 1997 between Quaker Fabric Corporation of Fall River, Pruco Life Insurance Company and The Prudential Insurance Company of America.

10.11 Amendment effective as of October 1, 2004 to the Note Purchase and Private Shelf Agreement dated as of February 14, 2002 between Quaker Fabric Corporation of Fall River, Pruco Life Insurance Company and The Prudential Insurance Company of America.

10.12 Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 16, 2004 by and among Quaker Fabric Corporation of Fall River, Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Borrowers, Quaker Fabric Corporation, as Parent, and Fleet National Bank, as the Lender.